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                                                                    EXHIBIT 23.5

                             NEW DIRECTOR'S CONSENT
                                       OF
                        AAVID THERMAL TECHNOLOGIES, INC.

To the Board of Directors of
Aavid Thermal Technologies, Inc.:

    I acknowledge that Aavid Thermal Technologies, Inc., a Delaware corporation (the "Company"), filed a Form S-4 Registration Statement under the Securities Act of 1933 on March 23, 2000, as amended on March 29, 2000 (Registration No. 333-33126) ("Registration Statement"). I hereby consent to be named as a future director of the Company in the Registration Statement and any subsequent amendments to the Registration Statement.

                                          /s/ RONALD F. BORELLI_____
                                          Ronald F. Borelli